UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2012

BLACK ELK ENERGY OFFSHORE OPERATIONS, LLC

(Exact name of registrant as specified in its charter)

Texas	333-174226	38-3769404
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11451 Katy Freeway, Suite 500

Houston, Texas 77079

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (281) 598-8600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 27, 2012, Mr. James F. Hagemeier, Vice President, Chief Financial Officer and Manager of Black Elk Energy Offshore Operations, LLC (the “Company”), announced his retirement to focus on other interests. The effective date of Mr. Hagemeier’s retirement has not been determined at this time. Mr. Hagemeier will temporarily remain with the Company to ensure a smooth transition, with reduced corporate responsibilities from those outlined in his employment agreement (as further discussed below). The Company and Mr. Hagemeier are in the process of negotiating an employment severance agreement, the final terms of which will be disclosed in an 8-K filing by the Company when available. The Company’s Board of Managers is currently identifying a candidate to succeed Mr. Hagemeier as the Chief Financial Officer.

On July 13, 2012, Mr. Hagemeier entered into an employment agreement (the “Agreement”) with the Company for a term ending the earliest of (i) three years from the date of the Agreement or (ii) the date of Mr. Hagemeier’s termination of employment. Under the Agreement, Mr. Hagemeier serves as the Company’s Vice President and Chief Financial Officer and receives a base salary of $250,000 per annum. Mr. Hagemeier is entitled to receive life insurance, medical, disability and other employee benefit plans pursuant to the Agreement. Further, Mr. Hagemeier is eligible to participate in incentive pay, deferred compensation, profit-sharing and retirement plans of the Company that may be in effect, from time to time, to the extent such plans are generally available to other executive officers of the Company.

In the event of termination of employment by the Company, Mr. Hagemeier would be entitled to the following severance benefits: (i) one year’s base salary and (ii) employee benefits Mr. Hagemeier would otherwise be entitled to pursuant to the Agreement. In the event of a change of control of the Company, as defined by the Agreement, Mr. Hagemeier would be entitled to the same severance benefits noted above.

Pursuant to the Agreement, Mr. Hagemeier is subject to non-compete and non-solicitation obligations both during, and after, his employment with the Company.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01 Exhibits

(d) Exhibits.

Exhibit Number	Description

10.1	Employment Agreement, dated as of July 13, 2012, between James F. Hagemeier and Black Elk Energy Offshore Operations, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 3, 2012

BLACK ELK ENERGY OFFSHORE OPERATIONS, LLC

By:	Black Elk Energy, LLC, its sole member

By:	/s/ John Hoffman
	Name:	John Hoffman
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement, dated as of July 13, 2012, between James F. Hagemeier and Black Elk Energy Offshore Operations, LLC